Exhibit 99.1

Montage Resources Corporation Announces Exceptional First Quarter 2019 Results Driven by Superior Operational Execution, Updates Full Year 2019 Guidance for Increased Production and Enhanced Cash Margins, and Obtains Borrowing Base Increase of 7%

IRVING, TX- May 7, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its first quarter 2019 financial and operational results along with second quarter 2019 and revised full year 2019 guidance. Financial and operational results for the first quarter 2019 include the impact of the merger with Blue Ridge Mountain Resources, Inc. (“Blue Ridge”) since the closing of the transaction on February 28, 2019.  In addition, the Company will be posting an updated investor presentation to its corporate website.

First Quarter 2019 Highlights:

•	Average net daily production was 407.5 MMcfe per day, above the high end of the Company’s previously issued guidance range and above analyst consensus expectations.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $3.01 per Mcf, a $0.14 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter, with the price differential better than the Company’s previously issued guidance and analyst consensus expectations.

•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.41 per Mcfe[1], including $0.41 per Mcfe in firm transportation expenses, with the per unit cash production costs better than the Company’s previously issued guidance and analyst consensus expectations.

•

Net loss for the first quarter of 2019 was ($14.1) million; Adjusted net income[2] for the first quarter of 2019 was $18.0 million; and Adjusted EBITDAX[2] for the first quarter of 2019 was $68.9 million, better than analyst consensus expectations.

•

Subsequent to the end of the first quarter 2019, completed its spring borrowing base redetermination, resulting in a $25 million borrowing base increase, or approximately 7%, from $375 million to $400 million.

Positive Revisions to Full Year 2019 Guidance:

•	Full year 2019 production guidance of 520 to 540 MMcfe per day, an increase of approximately 3% based upon the midpoint of the Company’s previously issued guidance range.
•	Realized natural gas price differential guidance of ($0.15) to ($0.25) per Mcf, better by $0.05 per Mcf based upon the midpoint of the Company’s previously issued guidance range.
•	Per unit cash production costs of $1.35 to $1.45 per Mcfe[1], lower by approximately 12.5% based upon the midpoint of the Company’s previously issued guidance range.
[1]

Revenues include transportation expense for NGLs related to Mariner East II; previous cash production cost guidance included approximately $0.10  per Mcfe for NGLs related to Mariner East II recorded as a reduction to revenue

[2]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s first quarter 2019 results, “Our first quarter financials, which include only one full month of consolidated results, highlight the power of the combined entity and the harnessing of operational synergies to drive improved cycle times, translating into higher reported volumes.  This production beat, coupled with better per unit cash production costs, delivers cash operating margins that we believe are among the best in the Appalachian Basin. The Company’s focus on cost and operational improvements delivered on first quarter cycle time improvements of approximately two weeks, on average, relative to a very aggressive schedule.  The Company is on track to drive well costs down below the published 2019 total well average of approximately $870 per foot.  We believe that this level of execution outperformance regarding cost and cycle times will help to potentially accelerate our goals related to cash flow generation while maintaining the balance sheet strength that the Company possesses.

For the first quarter of 2019, the Company generated revenue of $141.5 million, a 28% increase over the first quarter of 2018, while also realizing a 10% increase in adjusted EBITDAX1 over the first quarter of 2018.  From an operations perspective, the team has been able to steadily achieve a completion cadence of approximately 9 stages per day on the last three pads, allowing us to place wells to sales more quickly than originally budgeted.  With the spud to turn-to-sales timeline compressed and the continued outperformance of our wells, we have raised our production guidance for the full year 2019.  As we look out at our capital program for the full year, we remain highly confident in our ability to deliver on our production targets while remaining at or below our guidance range for capital expenditures.

I believe this is a very exciting time for Montage Resources and our shareholders, as the building blocks of our “Focus Five” strategy takes hold. The natural gas macro environment we are currently experiencing reinforces the importance of our belief in being a low cost producer with high quality assets.  With a sound business model, clean balance sheet, operational excellence, low leverage, disciplined growth and superior well performance, the opportunity for significant valuation uplift from the current levels remains extremely high. ”

[1]	Non-GAAP measure. See reconciliation for details

Operational Discussion

The Company’s production for the three months ended March 31, 2019 and 2018 is set forth in the following table:

	Three Months Ended March 31,
	2019	2018
Production:
Natural gas (MMcf)	27,205.0	20,343.3
NGLs (Mbbls)	980.5	772.7
Oil (Mbbls)	598.0	565.4
Total (MMcfe)	36,676.0	28,371.9

Average daily production volume:
Natural gas (Mcf/d)	302,278	226,037
NGLs (Bbls/d)	10,894	8,586
Oil (Bbls/d)	6,644	6,282
Total (MMcfe/d)	407.5	315.2

Financial Discussion

Revenue for the three months ended March 31, 2019 totaled $141.5 million, compared to $110.2 million for the three months ended March 31, 2018.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $128.6 million for the three months ended March 31, 2019 compared to $110.3 million for the three months ended March 31, 2018.  Net Income (Loss) for the three months ended March 31, 2019 was ($14.1) million, or $(0.55) per share, compared to ($2.6) million, or $(0.13) per share3, for the three months ended March 31, 2018. Adjusted Net Income2 for the three months ended March 31, 2019 was $18.0 million, or $0.70 per share, compared to $10.2 million, or $0.52 per share3, for the three months ended March 31, 2018. Adjusted EBITDAX2 was $68.9 million for the three months ended March 31, 2019 compared to $63.0 million for the three months ended March 31, 2018.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

[3]	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019.

Average realized price calculations for the three months ended March 31, 2019 and 2018 are set forth in the table below. Realized price calculations for NGLs include costs related to Mariner East II that are recorded as a reduction to revenue:

	Three Months Ended March 31,
	2019	2018
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$3.01	$2.87
NGLs ($/Bbl)	21.67	25.55
Oil ($/Bbl)	48.09	56.52
Total average prices ($/Mcfe)	3.59	3.88

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.85	$3.05
NGLs ($/Bbl)	21.89	24.33
Oil ($/Bbl)	49.66	52.30
Total average prices ($/Mcfe)	3.52	3.89

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$2.45	$2.49
NGLs ($/Bbl)	21.67	25.55
Oil ($/Bbl)	48.09	56.52
Total average prices ($/Mcfe)	3.18	3.61

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.30	$2.67
NGLs ($/Bbl)	21.89	24.33
Oil ($/Bbl)	49.66	52.30
Total average prices ($/Mcfe)	3.10	3.62

Per unit cash production costs, which include $0.41 per Mcfe of firm transportation expense, were $1.41 per Mcfe for the first quarter of 2019, an increase of approximately 1% compared to the first quarter of 2018.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense (including one-time merger-related expenses) was $28.9 million and $9.8 million for the three months ended March 31, 2019 and 2018, respectively, and is shown in the table below. Cash general and administrative expense4, excluding merger-related expenses and stock-based compensation expense, were $8.3 million and $7.8 million for the three months ended March 31, 2019 and 2018 respectively. General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.79 in the three months ended March 31, 2019 compared to $0.34 in the three months ended March 31, 2018. Cash general and administrative expense4 per Mcfe, excluding merger-related expenses and stock-based compensation, was $0.23 in the three months ended March 31, 2019 compared to $0.27 in the three months ended March 31, 2018.

[4]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended March 31,
	2019	2018
Operating expenses (in thousands):
Lease operating	$7,525	$9,390
Transportation, gathering and compression	41,168	27,689
Production and ad valorem taxes	2,848	2,445
Depreciation, depletion and amortization	29,897	31,311
General and administrative[1]	28,930	9,757
Operating expenses per Mcfe:
Lease operating	$0.21	$0.33
Transportation, gathering and compression	1.12	0.97
Production and ad valorem taxes	0.08	0.09
Depreciation, depletion and amortization	0.82	1.10
General and administrative[2]	0.79	0.34
[1]	Includes stock-based compensation and merger-related expenses of $ 20.6 million in 2019 and $ 2.0 million in 2018
[2]	Includes stock-based compensation and merger-related expenses of $ 0.56 per Mcfe in 2019 and $ 0.07 per Mcfe in 2018

Capital Expenditures

First quarter 2019 capital expenditures were $103.9 million, including $99.0 million for drilling and completions, $4.6 million for land-related expenditures, and $0.3 million for corporate-related expenditures.

During the first quarter of 2019, the Company commenced drilling 10 gross (8.0 net) operated wells, commenced completions of 9 gross (6.3 net) operated wells and turned to sales 3 gross (2.1 net) operated wells.

Financial Position and Liquidity

As of March 31, 2019, the Company’s liquidity was $271.6 million, consisting of $7.6 million in cash and cash equivalents and $264.0 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $13.5 million and $97.5 million in outstanding borrowings).

Subsequent to March 31, 2019, the Company borrowed an incremental $25 million under the revolving credit facility and issued an additional $15.7 million in outstanding letters of credit. On May 6, 2019, the Company completed the spring redetermination of its revolving credit facility which resulted in an increase in the borrowing base from $375 million to $400 million. Pro forma for the increase to the borrowing base, the available borrowing capacity under the facility is $248.3 million.

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “The Company is pleased to announce the 7% increase in our borrowing base that will provide incremental liquidity to Montage Resources as we execute our business plan and reflects the strong production and reserve growth of the Company.  The recent increase in our borrowing base, along with the upgrade in the credit rating of our high yield notes, helps to demonstrate the long-term strength of our balance sheet. Our midstream and downstream initiatives continue to deliver exceptional value for the Company, as further evidenced by our Mariner East II sales volumes that began this quarter. We believe we remain well balanced in our firm transportation portfolio which we anticipate will allow us the benefit of optimizing our equity gas at prices that are at a premium to in-basin pricing.  We believe our low leverage, ample liquidity and operational flexibility will allow us to generate significant value for our shareholders going forward.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of March 31, 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	90,000	April 2019 – December 2019	$2.84
	15,000	April 2019 – September 2019	$2.79
Natural Gas Collars:
Floor purchase price (put)	55,000	April 2019 – June 2019	$2.51
Ceiling sold price (call)	55,000	April 2019 – June 2019	$2.81
Floor purchase price (put)	75,000	July 2019 – September 2019	$2.50
Ceiling sold price (call)	75,000	July 2019 – September 2019	$2.87
Floor purchase price (put)	65,000	October 2019 – December 2019	$2.65
Ceiling sold price (call)	65,000	October 2019 – December 2019	$2.96
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.72
Ceiling sold price (call)	30,000	January 2020 – March 2020	$3.15
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Natural Gas Three-way Collars:
Floor purchase price (put)	77,500	April 2019 – December 2019	$2.72
Ceiling sold price (call)	77,500	April 2019 – December 2019	$3.04
Floor sold price (put)	77,500	April 2019 – December 2019	$2.30
Floor purchase price (put)	40,000	April 2019 – June 2019	$2.65
Ceiling sold price (call)	40,000	April 2019 – June 2019	$2.84
Floor sold price (put)	40,000	April 2019 – June 2019	$2.30
Floor purchase price (put)	70,000	January 2020 – June 2020	$2.70
Ceiling sold price (call)	70,000	January 2020 – June 2020	$2.98
Floor sold price (put)	70,000	January 2020 – June 2020	$2.25
Floor purchase price (put)	30,000	October 2019 – June 2020	$2.90
Ceiling sold price (call)	30,000	October 2019 – June 2020	$3.15
Floor sold price (put)	30,000	October 2019 – June 2020	$2.50
Natural Gas Call/Put Options:
Call sold	40,000	April 2019 – December 2019	$3.44
Basis Swaps:
Appalachia - Dominion	12,500	April 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)
Appalachia - Dominion	17,500	April 2019 – December 2019	$(0.50)
Appalachia - Dominion	20,000	April 2019 – March 2020	$(0.39)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,500	July 2019 – December 2019	$59.18
	1,000	January 2020 – December 2020	$58.60
Oil Collars:
Floor purchase price (put)	1,500	July 2019 – December 2019	$51.67
Ceiling sold price (call)	1,500	July 2019 – December 2019	$65.92
Floor purchase price (put)	500	January 2020 – December 2020	$50.00
Ceiling sold price (call)	500	January 2020 – December 2020	$64.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	April 2019 – December 2019	$50.00
Ceiling sold price (call)	2,000	April 2019 – December 2019	$60.56
Floor sold price (put)	2,000	April 2019 – December 2019	$40.00
Floor purchase price (put)	2,000	January 2020 – June 2020	$62.50
Ceiling sold price (call)	2,000	January 2020 – June 2020	$74.00
Floor sold price (put)	2,000	January 2020 – June 2020	$55.00

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	350	April 2019 – December 2019	$39.90

Subsequent to the End of the First Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the first quarter 2019:

Natural Gas Derivatives:

Description	Volume (MMbtu/d)	Production Period	Weighted Average Price ($/MMbtu)
Natural Gas Collars:
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.55
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.00
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.70
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.05
Floor sold price (put)	30,000	January 2020 – December 2020	$2.40

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Collars:
Floor purchase price (put)	500	January 2020 – December 2020	$53.00
Ceiling sold price (call)	500	January 2020 – December 2020	$64.50
Floor purchase price (put)	500	July 2019 – March 2020	$60.00
Ceiling sold price (call)	500	July 2019 – March 2020	$67.00

Guidance

The Company is announcing second quarter and updated full year 2019 guidance (changes in italics) as set forth in the table below:

	Q2 2019	FY 2019
Production MMcfe/d	500 - 515	520 - 540
% Gas	80% - 82%	74% - 78%
% NGL	12% - 14%	12% - 15%
% Oil	5% - 7%	9% - 11%
Gas Price Differential ($/Mcf)[1,2]	$(0.10) - $(0.20)	$(0.15) - $(0.25)
Oil Differential ($/Bbl)[1]	$(6.75) - $(7.75)	$(6.50) - $(7.50)
NGL Prices (% of WTI)[1,3]	30% - 35%	30% - 40%
Cash Production Costs ($/Mcfe)[4,5]	$1.40 - $1.50	$1.35 - $1.45
Cash G&A ($mm)[6]	$9 - $11	$34 - $38
CAPEX ($mm)		$375 - $400
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Previous guidance excluded an impact of approximately 5%-10% related to expenses for NGLs related to Mariner East II
[4]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[5]

Revenues include transportation expense for NGLs related to Mariner East II; previous cash production cost guidance included approximately $0.10 per Mcfe for NGLs related to Mariner East II that will be recorded as a reduction to revenue

[6]

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s first quarter financial and operational results is scheduled for Wednesday, May 8, 2019 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources First Quarter 2019 Earnings Call.  A replay of the call will be available through June 12, 2019.  To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13690365.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com.  The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,592	$5,959
Accounts receivable	120,802	119,332
Assets held for sale	2,294	—
Other current assets	6,347	8,639
Total current assets	137,035	133,930

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	557,583	482,475
Proved oil and gas properties, net	1,101,772	807,583
Other property and equipment, net	13,146	6,300
Total property and equipment, net	1,672,501	1,296,358

OTHER NONCURRENT ASSETS
Other assets	8,182	3,481
Operating lease right-of-use asset	44,222	—
Assets held for sale	8,514	—
TOTAL ASSETS	$1,870,454	$1,433,769

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$141,410	$116,735
Accrued capital expenditures	25,116	12,979
Accrued liabilities	61,960	56,909
Accrued interest payable	10,876	21,661
Liabilities associated with assets held for sale	8,212	—
Operating lease liability	19,787	—
Total current liabilities	267,361	208,284

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	498,469	497,778
Revolving credit facility	97,500	32,500
Asset retirement obligations	24,148	7,110
Other liabilities	1,021	611
Operating lease liability	25,592	—
Liabilities associated with assets held for sale	6,639	—
Total liabilities	920,730	746,283
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 35,682,480 and 20,169,063 shares issued and outstanding, respectively	382	3,043
Additional paid in capital	2,349,527	2,065,119
Treasury stock, shares at cost; 2,478,798 and 1,747,624 shares, respectively	(8,768)	(3,357)
Accumulated deficit	(1,391,417)	(1,377,319)
Total stockholders' equity	949,724	687,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,870,454	$1,433,769

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
REVENUES
Natural gas, oil and natural gas liquids sales	$131,828	$110,184
Brokered natural gas and marketing revenue	9,530	8
Other revenue	139	—
Total revenues	141,497	110,192

OPERATING EXPENSES
Lease operating	7,525	9,390
Transportation, gathering and compression	41,168	27,689
Production and ad valorem taxes	2,848	2,445
Brokered natural gas and marketing expense	9,459	48
Depreciation, depletion, amortization and accretion	29,897	31,311
Exploration	16,789	15,278
General and administrative	28,930	9,757
(Gain) loss on sale of assets	2	(267)
Other expense	24	—
Total operating expenses	136,642	95,651
OPERATING INCOME	4,855	14,541
OTHER INCOME (EXPENSE)
Loss on derivative instruments	(4,931)	(4,215)
Interest expense, net	(13,840)	(12,952)
Total other income (expense), net	(18,771)	(17,167)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(13,916)	(2,626)
Income tax benefit (expense)	—	—
LOSS FROM CONTINUING OPERATIONS	(13,916)	(2,626)
Loss from discontinued operations, net of income tax	(182)	—
NET LOSS	$(14,098)	$(2,626)

NET LOSS PER COMMON SHARE
Basic	$(0.55)	$(0.13)
Diluted	$(0.55)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	25,564	19,563
Diluted	25,564	19,563

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues.

	Three Months Ended March 31,
$ thousands	2019	2018
Total revenues	$141,497	$110,192
Net cash receipts (payments) on derivative instruments	(3,186)	141
Brokered natural gas and marketing revenue	(9,530)	(8)
Other revenue	(139)	—
Adjusted revenue	$128,642	$110,325

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss), which retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019 for the three months ended March 31, 2018.

	Three Months Ended March 31,
$ thousands	2019	2018
Loss from continuing operations before income taxes, as reported	$(13,916)	$(2,626)
Loss on derivative instruments	4,931	4,215
Net cash receipts (payments) on settled derivatives	(3,186)	141
Dry hole and other	—	94
Stock-based compensation	6,001	1,981
Impairment of unproved properties	9,600	6,696
(Gain) loss on sale of assets	2	(267)
Merger-related expenses	14,583	—
Income before income taxes, as adjusted	18,015	10,234
Adjusted net income	$18,015	$10,234

Net loss per Common Share
Basic	$(0.55)	$(0.13)
Diluted	$(0.55)	$(0.13)

Adjusted net income per Common Share
Basic	$0.70	$0.52
Diluted	$0.70	$0.52

Weighted Average Common Shares Outstanding
Basic	25,564	19,563
Diluted	25,711	19,711

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments; net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended March 31,
$ thousands	2019	2018
Net loss	$(14,098)	$(2,626)
Depreciation, depletion, amortization and accretion	29,897	31,311
Exploration expense	16,789	15,278
Stock-based compensation	6,001	1,981
(Gain) loss on sale of assets	2	(267)
Loss on derivative instruments	4,931	4,215
Net cash receipts (payments) on settled derivatives	(3,186)	141
Interest expense, net	13,840	12,952
Merger-related expenses	14,583	—
Loss from discontinued operations	182	—
Adjusted EBITDAX	$68,941	$62,985

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended March 31,		Guidance
$ thousands	2019	2018	Three Months Ending June 30, 2019	Year Ending December 31, 2019
General and administrative expenses, estimated to be reported	$28,930	$9,757	$14,000-$21,000	$73,000-$90,000
Stock-based compensation	(6,001)	(1,981)	(1,000-2,000)	(9,000-12,000)
Cash general and administrative expenses	$22,929	$7,776	$13,000-$19,000	$64,000-$78,000
Merger-related expenses	(14,583)	—	(4,000-8,000)	(30,000-40,000)
Cash general and administrative expenses, excluding merger related expenses	$8,346	$7,776	$9,000-$11,000	$34,000-$38,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,””should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019, (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@mresources.com